Exhibit 99.1

LEVI STRAUSS & Co. NEWS	1155 Battery Street, San Francisco, CA 94111

	Contact:	Jeff Beckman
For Immediate Release		Levi Strauss & Co.
(415) 501-1698

LEVI STRAUSS & CO. ELECTS LEON J. LEVEL TO ITS BOARD

SAN FRANCISCO (February 8, 2005) – Levi Strauss & Co. (LS&CO.) today announced the election of Leon (Lee) J. Level, chief financial officer and director of Computer Sciences Corporation (NYSE: CSC), to its board of directors. The board also appointed Level to its audit and finance committees.

“I’m excited to welcome Lee Level to our board and company,” said LS&CO.’s chairman Bob Haas. “He is a seasoned and insightful financial leader who will contribute greatly to our board deliberations and business transformation. In a Sarbanes-Oxley world of increased accounting and reporting requirements, Lee will add tremendous value based on his broad and deep financial background.”

Level, 64, has held ascending and varied financial management and executive positions at Computer Sciences Corporation (chief financial officer since 1989), Unisys Corporation (corporate vice president, treasurer and chairman of Unisys Finance Corporation), Burroughs Corporation (vice president, treasurer), The Bendix Corporation (executive director and assistant corporate controller) and Deloitte, Haskins & Sells (now Deloitte & Touche LLP). Level graduated with high distinction from the University of Michigan with bachelor’s and master’s degrees in business administration in 1962 and 1963, respectively. Level is also currently a director of UTi Worldwide Inc. (NASDAQ: UTIW).

“Levi Strauss & Co., a global icon, is all the more remarkable as a result of the distinguished role it plays in popular culture and the community at large,” said Level. “I look forward to working very closely with the board and management to help enhance the legacy of this legendary company,” Level said.

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LS&CO. Elects Leon J. Level to Board

February 8, 2005

Computer Sciences Corporation is a leading global information technology (IT) services company. With 91,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC’s own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting. CSC reported revenue of $15.3 billion for the 12 months ended Oct. 1, 2004.

Levi Strauss & Co. is one of the world’s largest brand-name apparel marketers with 2003 sales of $4.1 billion. The company manufactures and markets branded jeans and casual sportswear under the Levi’s®, Dockers® and Levi Strauss Signature™ brands.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2003, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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